Exhibit 32.1

Statement of Chief Executive Officer

Pursuant to 18 U.S.C. Sec 1350, as created by Section 906 of the
Sarbanes-Oxley Act of 2002, the undersigned Chief Executive Officer of Pacific Enterprises (the "Company") certifies that:

(i)	the Annual Report on Form 10-K of the Company filed with
the Securities and Exchange Commission for the year ended
December 31, 2004 (the "Annual Report") fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii)	the information contained in the Annual Report fairly
presents, in all material respects, the financial condition and results of operations of the Company.



February 23, 2005
                                           /S/ STEPHEN L. BAUM
                                         ______________________
                                           Stephen L. Baum
                                           Chief Executive Officer